Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85522, 333-74276, 333-69664, and 333-116468) and the Registration Statements on Form S-8 (File Nos. 333-21113, 333-68757, 333-40396, 333-67010, 333-82340, 333-109959, 333-131377 and 333-131382) of ViaSat, Inc. of our report dated June 1, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Diego, CA
June 1, 2006